WHITESTONE™ REIT

Creating Communities in our Properties™

Supplemental Operating & Financial Data

For the Quarter Ended September 30, 2013

Paradise BAKERY & CAFE
SAFEWAY
DANA PARK
Sushi Bar Restaurant

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns,
Common Shares	operates and redevelops Community Centered Properties TM, which are visibly located properties in established or developing, culturally diverse neighborhoods. As of September 30, 2013, we owned
55 Community Centered Properties TM with approximately 4.6 million square feet of gross leasable
55 Community Centers	area, located in five of the top markets in the United States in terms of population growth: Houston,
4.6 Million Sq. Ft. of gross	Dallas, San Antonio, Phoenix and Chicago. Headquartered in Houston, Texas, we were founded
leasable area	in 1998.
1,168 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
5 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our
Houston	tenants deliver needed services to the surrounding community. We focus on niche properties with
Dallas	smaller rental spaces that present opportunities for attractive returns.
San Antonio
Phoenix	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Chicago	services to their respective surrounding communities. Operations include an internal management structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural
Fiscal Year End	community focus sets us apart from traditional commercial real estate operators. We value diversity
12/31	on our team and maintain in-house leasing, property management, marketing, construction and maintenance departments with culturally diverse and multi-lingual associates who understand the
Common Shares &	particular needs of our tenants and neighborhoods.
Units Outstanding*:
Common Shares: 21.9 Million	We have a diverse tenant base concentrated on service offerings such as medical, educational, casual
Operating Partnership Units:	dining and convenience services. These tenants tend to occupy smaller spaces (less than 3,000 square
0.6 Million	feet) and, as of September 30, 2013, provided a 53% premium rental rate compared to our larger space tenants. The largest of our 1,168 tenants comprised less than 1.6% of our annualized base rental revenues for the three months ended September 30, 2013.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT
Annualized: $ 1.1400	Suzy Taylor, Director of Investor Relations
Dividend Yield: 8.2%**	2600 South Gessner Suite 500, Houston, Texas 77063
	713.435.2219 email: ir@whitestonereit.com		website: www.whitestonereit.com
Board of Trustees:
James C. Mastandrea	ICR Inc. - Brad Cohen 203.682.8211
Daryl J. Carter	Analyst Coverage:
Daniel G. DeVos	BMO Capital Markets Corp.	J.J.B. Hilliard, W.L. Lyons, LLC	JMP Securities	Robert W. Baird & Co.
Donald F. Keating	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Jonathon Pong
Paul T. Lambert	212.885.4170	502.588.1839	212.906.3546	203.425.2740
Jack L. Mahaffey	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	jpong@rwbaird.com

* As of November 1, 2013	Wunderlich Securities, Inc.
** Based on common share price	Merril Ross
of $13.91 as of close of market on	703.669.9255
November 1, 2013	mross@wundernet.com

PRESS RELEASE
Contact Whitestone REIT:
Suzy Taylor, Director of Investor Relations
(713) 435-2219 STaylor@WhitestoneREIT.com

WHITESTONE REIT ANNOUNCES OPERATING RESULTS FOR THIRD QUARTER 2013
- Funds From Operations Core Increased 26%, to $0.29 per share -
- Revenue Grew 40% over Prior Year Quarter, to $16.3 Million -
- 35% Improvement in Quarterly Property Net Operating Income, to $9.5 Million -
- Leased 260,371 square feet Primarily to Tenants That Required Less Than 3,000 square feet -
- Refinanced $27 Million in Mortgage Debt for a Blended 4.4% Rate -

Houston, Texas, November 4, 2013 - Whitestone REIT (NYSE: WSR - “Whitestone” or the “Company”), a fully integrated real estate company that owns, re-develops, leases, manages, and operates Community Centered PropertiesTM, announced its financial results for the third quarter of 2013.

Highlights: Third Quarter 2013 Compared to Third Quarter of 2012

•	Funds From Operations (“FFO”) increased 15%, to $4.1 million or $0.23 per share.

•	FFO Core increased 52%, or approximately $1.8 million, to $5.1 million.

•
FFO Core per diluted common share and unit of limited partnership interest in the Company's operating partnership ("OP unit") grew 26%, to $0.29 per share, as compared to $0.23 per share. FFO Core excludes non-cash share-based compensation expense of $834,000 and acquisition expenses of $130,000, and includes rent support agreement payments received from sellers on acquired assets of $91,000.

•	Property NOI increased 35%, or $2.5 million, to $9.5 million.

•	Net income attributable to Whitestone REIT more than doubled, to $614,000.

"Whitestone’s third quarter results represent strong year-over-year increases in revenue, NOI and FFO. This progress validates the success of our operating model - accretive acquisitions, lease-up of vacancies, rental rate growth, capital structure optimization and future ground up property development," said James C. Mastandrea, Chairman and Chief Executive Officer.

Mastandrea continued, "On an operational basis, during the quarter we commenced initiatives to reposition, redevelop and expand four of our existing Community Centers. These initiatives, in the short run, may cause some volatility in quarterly occupancy rates as we vacate certain spaces, refurbish them, and then re-lease them at higher rents. Our third quarter leasing results saw increases in both new and renewal leasing volumes, providing us with additional confidence that our target tenants are returning to the market to lease space."

Mastandrea concluded, "We expect continued improvement in our tenant mix and increased occupancies as highly sought-after services and dining options replace providers of hard-goods which are increasingly purchased on line."

Third Quarter 2013 Leasing Highlights

The Company's total occupancy was 85.0% as of the end of the third quarter of 2013, up 40 basis points from third quarter of 2012 and down 60 basis points from the second quarter of 2013, reflecting some property repositioning.

The occupancy of Whitestone's Operating Portfolio was 85.9% as of September 30, 2013, compared to 86.9% in the third quarter of 2012. The Company defines Operating Portfolio Occupancy Rate as physical occupancy in all properties, excluding new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and properties that are undergoing significant redevelopment or re-tenanting.

During the third quarter, the leasing team signed 98 leases totaling 260,371 square feet in new, expansion, and renewal leases. The average lease size was 2,657 square feet, consistent with Whitestone’s business model focused on small, service based tenants. For the third quarter of 2013, total lease value added was $13.0 million, up 69% from $7.7 million from the third quarter of 2012. For the nine months ended September 30, 3013, total lease value added was $33.4 million, up 40% when compared to the same period for 2012.

Subsequent to the end of the third quarter of 2013, Whitestone reached an agreement with an existing tenant that occupies an aggregate of 54,000 square feet in Whitestone’s Phoenix and Houston markets. The agreement will result in the tenant returning to market rental rates and enable Whitestone to add two high-quality tenants, who will occupy approximately 65,000 square feet in its centers. The two new tenants expect to take occupancy by year end. The impact of this agreement is expected to result in incremental annual revenue of approximately $850,000 and $1.1 million in 2014 and 2015, respectively. Approximately $75,000 from this agreement is expected to be realized in the fourth quarter of 2013.

Community Centered PropertiesTM Portfolio Statistics

As of September 30, 2013, Whitestone owned 55 Community Centered PropertiesTM with approximately 4.6 million square feet of gross leasable area, including four development land parcels, located in five of the top markets in the United States in terms of population growth: Houston, Dallas, San Antonio, Phoenix and Chicago.

The Company's strategic efforts target entrepreneurial tenants that provide services to the surrounding neighborhood at each Community Centered PropertyTM. These tenants tend to occupy smaller spaces (less than 3,000 square feet) and, as of September 30, 2013, provided a 53% premium rental rate compared to Whitestone's larger space tenants. As of September 30, 2013, the Company serviced approximately 1,200 tenants throughout its portfolio.  No single tenant accounted for more than 1.6% of the Company's annualized base rental revenues as of September 30, 2013.

Balance Sheet

Undepreciated real estate assets as of September 30, 2013 of $483.4 million increased 24%, or $94.1 million, as compared to September 30, 2012.

Whitestone had 33 properties unencumbered by mortgage debt as of September 30, 2013, with an undepreciated cost basis of $284.8 million. The total undepreciated value of the Company's real estate assets was $483.4 million and $389.3 million as of September 30, 2013 and 2012, respectively. As of September 30, 2013, $140.3 million, or approximately 53%, of the Company's debt was subject to fixed interest rates. The Company's weighted average interest rate on all debt as of the end of the third quarter of 2013 was 3.5% per annum compared to the weighted average of 4.7% for the same period last year. Real estate debt as a percentage of total market capitalization was 49% as of September 30, 2013 as compared to 41% as of September 30, 2012.

On September 26, 2013, the Company operating through a subsidiary, Whitestone Uptown Tower, LLC, entered into a $16.5 million mortgage loan with a fixed interest rate of 4.97% and a maturity of September 26, 2023. Proceeds from the loan were used to repay a portion of the Company's unsecured revolving credit facility.

On September 24, 2013, the Company, operating through a subsidiary, Whitestone Terravita Marketplace, LLC, entered into a $10.5 million mortgage loan, with an applicable interest rate of LIBOR plus 2.00%, and a maturity of September 24, 2018. On October 30, 2013, we entered into an interest rate swap which fixed the rate at 3.5475% for the term of the loan. Proceeds from the loan were used to repay a portion of the Company's unsecured revolving credit facility. The loan is a non-recourse loan secured by Whitestone's Terravita Marketplace property, located in Scottsdale, Arizona.

For the third quarter ended September 30, 2013, under the Company's on-going at-the-market equity distribution program, the Company sold 282,239 common shares, generating net proceeds of approximately $4.2 million.

Subsequent Events

In October 2013, the Company received total net proceeds of approximately $60 million, through the sale of 4.6 million common shares, at a price to the public of $13.54 per share, including the fully exercised underwriters’ over-allotment option to purchase an additional 600,000 common shares. The Operating Partnership intends to use the net proceeds from this offering for general corporate purposes, which may include acquisitions of additional properties, the repayment of outstanding indebtedness, capital expenditures (including tenant improvements), the expansion, redevelopment and/or re-tenanting of properties in the portfolio, working capital and other general purposes.

On October 7, 2013, the Company acquired Fountain Hills Plaza, a Community Centered Property, for approximately $20.6 million in cash and net prorations. The 111,289 square foot property was 87% leased at the time of purchase and is located in Fountain Hills, Arizona, a suburb of Phoenix.

On October 17, 2013, the Company acquired a 2.5 acre parcel for $2.8 million in cash and net prorations. The parcel has frontage on I-45 in Spring, Texas, a suburb north of Houston, and is contiguous to our Corporate Park Woodland property, which is currently 100% leased.

Dividend

The Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the fourth quarter of 2013, paid or to be paid in three equal installments of $0.095 in October, November, and December 2013. The dividend amount per share has remained the same since the distribution paid on July 8, 2010.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com.

Webcast and Conference Call

Whitestone will host a webcast and conference call for investors and other interested parties on Tuesday, November 5, 2013 at 12:00 P.M. (Eastern Time). The call will be hosted by James Mastandrea, Chairman and Chief Executive Officer, and David Holeman, Chief Financial Officer.

Listen via Webcast

Interested parties can listen to the call live on the internet through the Investor Relations section of the Company's website, www.whitestonereit.com, using the News & Market Data - Press Releases tab. The call is also accessible via telephone by dialing 1-(888) 740-6142 for domestic participants or 1-(913) 312-1503 for international participants.

Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephone replay will be available through November 19, 2013, by dialing 1-(877) 870-5176 for domestic participants or 1-(858) 384-5517 for international participants and entering the pass code 3667196. Additionally, a replay of the call will be available on the Company's website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News & Market Data - Press Releases tab. For those without internet access, the third quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company's Investor Relations line at (713) 435-2219.

About Whitestone REIT

Whitestone REIT(NYSE:WSR) is a fully integrated real estate investment trust that owns, operates and redevelops Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented, smaller space tenants (less than 3,000 square feet). Whitestone has a diversified tenant base concentrated on service offerings including medical, education, casual dining, and convenience services. The largest of its approximately 1,200 tenants comprised less than 1.6% of its annualized base rental revenues as of September 30, 2013. Founded in 1998, the Company is internally managed with a portfolio of 55 commercial properties in Texas, Arizona, and Illinois. For additional information about the Company, please visit www.whitestonereit.com . The Investor Relations section of the Company's website contains filings made with the Securities and Exchange Commission, news releases, financial reports and investor newsletters.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, or ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that effect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$483,379	$409,669
Accumulated depreciation	(62,737)	(53,920)
Total real estate assets	420,642	355,749
Cash and cash equivalents	9,506	6,544
Marketable securities	873	1,403
Escrows and acquisition deposits	6,129	6,672
Accrued rents and accounts receivable, net of allowance for doubtful accounts	9,169	7,947
Related party receivable	—	652
Unamortized lease commissions and loan costs	5,564	4,160
Prepaid expenses and other assets	2,749	2,244
Total assets	$454,632	$385,371

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$266,260	$190,608
Accounts payable and accrued expenses	13,505	13,824
Tenants' security deposits	3,360	3,024
Dividends and distributions payable	5,109	5,028
Total liabilities	288,234	212,484
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of September 30, 2013 and December 31, 2012	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 17,341,947 and 16,943,098 issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	17	16
Additional paid-in capital	231,001	224,237
Accumulated deficit	(69,879)	(57,830)
Accumulated other comprehensive loss	(68)	(392)
Total Whitestone REIT shareholders' equity	161,071	166,031
Noncontrolling interest in subsidiary	5,327	6,856
Total equity	166,398	172,887
Total liabilities and equity	$454,632	$385,371

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Property revenues
Rental revenues	$12,594	$8,992	$35,407	$25,643
Other revenues	3,697	2,626	9,548	7,388
Total property revenues	16,291	11,618	44,955	33,031

Property expenses
Property operation and maintenance	4,145	2,969	10,558	8,080
Real estate taxes	2,673	1,629	6,483	4,442
Total property expenses	6,818	4,598	17,041	12,522

Other expenses (income)
General and administrative	2,722	1,888	7,682	5,392
Depreciation and amortization	3,450	2,683	9,783	7,256
Interest expense	2,602	2,244	7,664	6,324
Interest, dividend and other investment income	(26)	(121)	(114)	(274)
Total other expenses	8,748	6,694	25,015	18,698

Income before loss on sale or disposal of assets and income taxes	725	326	2,899	1,811

Provision for income taxes	(90)	(77)	(227)	(212)
Loss on sale or disposal of assets	—	(77)	(48)	(105)

Net income	635	172	2,624	1,494

Less: Net income attributable to noncontrolling interests	21	9	91	99

Net income attributable to Whitestone REIT	$614	$163	$2,533	$1,395

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Basic Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.04	$0.01	$0.15	$0.11
Diluted Earnings Per Share:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.03	$0.01	$0.15	$0.11

Weighted average number of common shares outstanding:
Basic	17,036	13,842	16,916	12,409
Diluted	17,331	13,961	17,156	12,526

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.8550	$0.8550

Consolidated Statements of Comprehensive Income

Net income	$635	$172	$2,624	$1,494

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	(331)	(9)	162	(9)
Unrealized gain (loss) on available-for-sale marketable securities	(39)	92	176	891

Comprehensive income	265	255	2,962	2,376

Less: Comprehensive income attributable to noncontrolling interests	8	14	103	158

Comprehensive income attributable to Whitestone REIT	$257	$241	$2,859	$2,218

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2013	2012

Cash flows from operating activities:
Net income	$2,624	$1,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,783	7,255
Amortization of deferred loan costs	823	1,064
Amortization of notes payable discount	387	86
Gain on sale of marketable securities	(41)	(110)
Loss on sale or disposal of assets	48	105
Bad debt expense	1,431	720
Share-based compensation	1,501	384
Changes in operating assets and liabilities:
Escrows and acquisition deposits	886	29
Accrued rent and accounts receivable	(2,653)	(1,876)
Related party receivable	652	—
Unamortized lease commissions	(993)	(674)
Prepaid expenses and other assets	336	630
Accounts payable and accrued expenses	(393)	200
Tenants' security deposits	336	614
Net cash provided by operating activities	14,727	9,921

Cash flows from investing activities:
Acquisitions of real estate	(58,403)	(79,400)
Additions to real estate	(3,925)	(9,297)
Investments in marketable securities	—	(750)
Proceeds from sales of marketable securities	747	5,509
Net cash used in investing activities	(61,581)	(83,938)

Cash flows from financing activities:
Distributions paid to common shareholders	(14,504)	(10,543)
Distributions paid to OP unit holders	(528)	(783)
Proceeds from issuance of common shares, net of offering costs	4,184	58,679
Payments of exchange offer costs	(23)	(249)
Proceeds from notes payable	47,150	—
Proceeds from revolving credit facility, net	73,400	33,956
Repayments of notes payable	(57,936)	(2,853)
Payments of loan origination costs	(1,927)	(1,546)
Net cash provided by financing activities	49,816	76,661

Net increase in cash and cash equivalents	2,962	2,644
Cash and cash equivalents at beginning of period	6,544	5,695
Cash and cash equivalents at end of period	$9,506	$8,339

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2013	2012
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,950	$5,250
Cash paid for taxes	$237	$225
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$194	$523
Financed insurance premiums	$883	$856
Value of shares issued under dividend reinvestment plan	$72	$68
Debt assumed with acquisitions of real estate	$11,100	$9,166
Interest supplement assumed with acquisition of real estate	$932	$—
Acquired interest rate swap	$—	$1,901
Debt discount on acquired note payable	$—	$(1,329)
Accrued offering costs	$15	$85
Value of common shares exchanged for OP units	$1,132	$6,224
Change in fair value of available-for-sale securities	$176	$891
Change in fair value of cash flow hedge	$162	$(9)

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
FFO AND FFO CORE
Net income attributable to Whitestone REIT	$614	$163	$2,533	$1,395
Depreciation and amortization of real estate assets	3,427	2,657	9,716	7,160
Loss on disposal of assets	—	77	48	105
Net income attributable to noncontrolling interests	21	9	91	99
FFO	4,062	2,906	12,388	8,759

Non cash share-based compensation expense	834	118	1,501	384
Acquisition costs	130	338	612	532
Rent support agreement payments received	91	—	91	—
Legal settlement	—	—	—	(131)
FFO Core	$5,117	$3,362	$14,592	$9,544

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$4,062	$2,906	$12,388	$8,759
Distributions paid on unvested restricted common shares	(10)	(5)	(32)	(11)
FFO excluding amounts attributable to unvested restricted common shares	$4,052	$2,901	$12,356	$8,748
FFO Core excluding amounts attributable to unvested restricted common shares	$5,107	$3,357	$14,560	$9,533

Denominator:
Weighted average number of total common shares - basic	17,036	13,842	16,916	12,409
Weighted average number of total noncontrolling OP units - basic	577	786	605	886
Weighted average number of total commons shares and noncontrolling OP units - basic	17,613	14,628	17,521	13,295

Effect of dilutive securities:
Unvested restricted shares	295	119	240	117
Weighted average number of total common shares and noncontrolling OP units - dilutive	17,908	14,747	17,761	13,412

FFO per common share and OP unit - basic	$0.23	$0.20	$0.71	$0.66
FFO per common share and OP unit - diluted	$0.23	$0.20	$0.70	$0.65

FFO Core per common share and OP unit - basic	$0.29	$0.23	$0.83	$0.72
FFO Core per common share and OP unit - diluted	$0.29	$0.23	$0.82	$0.71

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$614	$163	$2,533	$1,395
General and administrative expenses	2,722	1,888	7,682	5,392
Depreciation and amortization	3,450	2,683	9,783	7,256
Interest expense	2,602	2,244	7,664	6,324
Interest, dividend and other investment income	(26)	(121)	(114)	(274)
Provision for income taxes	90	77	227	212
Loss on disposal of assets	—	77	48	105
Net income attributable to noncontrolling interests	21	9	91	99
NOI	$9,473	$7,020	$27,914	$20,509

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$614	$163	$2,533	$1,395
Depreciation and amortization	3,450	2,683	9,783	7,256
Interest expense	2,602	2,244	7,664	6,324
Provision for income taxes	90	77	227	212
Loss on disposal of assets	—	77	48	105
Net income attributable to noncontrolling interests	21	9	91	99
EBITDA (1)	$6,777	$5,253	$20,346	$15,391

	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Net income (loss) attributable to Whitestone REIT	$614	$970	$949	$(1,380)
Depreciation and amortization	3,450	3,260	3,073	2,973
Executive relocation expense	—	—	—	2,177
Interest expense	2,602	2,613	2,449	2,408
Provision for income taxes	90	72	65	74
Loss on disposal of assets	—	40	8	7
Net income (loss) attributable to noncontrolling interests	21	33	37	(61)
EBITDA (1)	$6,777	$6,988	$6,581	$6,198

(1)
Earnings Before Interest, Tax, Depreciation and Amortization ("EBITDA"): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses, excluding executive relocation costs related to the disposition of the Chief Executive Officer's residence in Cleveland, Ohio pursuant to the executive relocation arrangement approved by the Company's Compensation Committee. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Other Financial Information:

Tenant improvements (1)	$939	$556	$2,644	$1,475
Leasing commissions (1)	$544	$211	$1,100	$596
Scheduled debt principal payments	$480	$750	$2,006	$2,167
Straight line rent income (loss)	$504	$218	$971	$265
Market rent amortization income (loss) from acquired leases	$14	$(18)	$63	$(7)
Non-cash share-based compensation expense	$834	$118	$1,501	$384
Non-real estate depreciation and amortization	$23	$27	$67	$96
Amortization of loan fees	$269	$429	$823	$1,063
Acquisition costs	$130	$338	$612	$532
Undepreciated value of unencumbered properties	$284,796	$187,375	$284,796	$187,375
Number of unencumbered properties	33	23	33	23
Full time employees	69	59	69	59

(1)
Does not include first generation costs for tenant improvements and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of September 30, 2013
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	96.8%	17,342
Operating partnership units outstanding	3.2%	572
Total	100.0%	17,914

Market price of common shares as of
September 30, 2013		$14.73

Total equity capitalization		263,873	51%

Debt Capitalization:
Outstanding debt		$266,260
Less: Cash and cash equivalents		(9,506)
		256,754	49%

Total Market Capitalization as of
September 30, 2013		$520,627	100%

SELECTED RATIOS: (dollars in thousands)
	Three Months Ended
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$6,777	$6,988	$6,581	$6,198
Interest expense, excluding amortization of loan fees	2,334	2,331	2,176	2,101
Ratio of interest expense to EBITDA	2.9	3.0	3.0	3.0

LEVERAGE RATIO
Debt/Undepreciated Book Value
Undepreciated real estate assets	$483,379	$481,939	$436,331	$409,669

Outstanding debt	$266,260	$266,401	$216,935	$190,608
Less: Cash	(9,506)	(6,020)	(2,843)	(6,544)
Outstanding debt after cash	$256,754	$260,381	$214,092	$184,064
Ratio of debt to real estate assets	53%	54%	49%	45%

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES

TOTAL OUTSTANDING DEBT
(in thousands)

Description	September 30, 2013	December 31, 2012
Fixed rate notes
$1.1 million 4.71% Note, due December 31, 2013	$1,087	$1,087
$20.2 million 4.2805% Note, due June 6, 2023 (1)	20,200	13,850
$3.0 million 6.00% Note, due March 31, 2021 (2)	2,914	2,943
$10.0 million 6.04% Note, due March 1, 2014	8,998	9,142
$1.5 million 6.50% Note, due March 1, 2014	1,423	1,444
$11.2 million 6.52% Note, due September 1, 2015	10,487	10,609
$21.4 million 6.53% Notes, due October 1, 2013 (3)	—	18,865
$24.5 million 6.56% Note, due October 1, 2013 (3)	—	23,135
$9.9 million 6.63% Notes, due March 1, 2014	8,690	8,925
$9.2 million, Prime Rate less 2.00%, due December 29, 2017 (4)	7,869	7,854
$11.1 million 5.87% Note, due August 6, 2016	11,972	—
$16.5 million 4.97% Note, due September 26, 2023	16,450	—
$0.9 million 2.97% Note, due November 28, 2013	163	15
Floating rate notes
Unsecured credit facility, LIBOR plus 1.75% to 2.50%, due February 3, 2017 (5)	142,400	69,000
$26.9 million, LIBOR plus 2.86% Note, due December 1, 2013	23,107	23,739
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018	$10,500	$—
	$266,260	$190,608

(1)	Promissory note had an original balance of $14.1 million and an interest rate of 5.695%, due in 2013, which was refinanced in May 2013.

(2)
The 6.00% interest rate is fixed through March 30, 2016. On March 31, 2016, the interest rate will reset to the rate of interest for a five-year balloon note with a thirty-year amortization as published by the Federal Home Loan Bank.

(3)	This promissory note was paid in full in August 2013.

(4)	Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term.

(4)
We have entered into an interest rate swap that fixed the LIBOR portion of our $50 million term loan under our unsecured credit facility at 0.84%. The swap will begin on January 7, 2014 and will mature on February 3, 2017.

SCHEDULE OF DEBT MATURITIES AS OF SEPTEMBER 30, 2013
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2013 (remainder of year)	$478	$24,123	$24,601	9.2%
2014	625	18,879	19,504	7.3%
2015	880	10,146	11,026	4.1%
2016	1,026	11,100	12,126	4.6%
2017	947	150,238	151,185	56.8%
2018 and thereafter	4,307	43,511	47,818	18.0%
Total	$8,263	$257,997	$266,260	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
Community Centered Properties	September 30, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Retail	2,291,617	87%	89%	87%	88%
Office/Flex	1,201,672	88%	87%	87%	89%
Office	633,534	77%	79%	77%	78%
Total - Operating Portfolio	4,126,823	86%	87%	86%	87%
Redevelopment, New Acquisitions (1)	470,718	77%	74%	72%	70%
Total	4,597,541	85%	86%	84%	85%

(1)	Includes new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and properties that are undergoing significant redevelopment or re-tenanting.

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring

Safeway Stores, Incorporated (2)	Phoenix	$770	1.6%	07/12/2000 and 05/08/1991	2020 and 2021
University of Phoenix	San Antonio	500	1.0%	10/18/2010	2018
Sports Authority	San Antonio	495	1.0%	1/1/2004	2015
Walgreens Co. (3)	Phoenix	448	0.9%	11/05/1996 and 11/02/1987	2049 and 2027
Super Bravo, Inc	Houston	349	0.7%	6/15/2011	2023
Rock Solid Images	Houston	342	0.7%	4/1/2004	2013
Sterling Jewelers Inc	Phoenix	326	0.7%	11/23/2004	2020
KinderCare Learning Centers LLC (4)	Phoenix	322	0.7%	05/07/2001 and 09/14/1999	2021 and 2035
Barnes & Noble Booksellers, Inc	Phoenix	314	0.6%	4/5/2004	2014
X-Ray Press Corporation	Houston	291	0.6%	7/1/1998	2019
Air Liquide America, L.P.	Dallas	275	0.6%	8/1/2001	2013
Ross Stores, Inc. (5)	Houston, San Antonio and Phoenix	268	0.5%	02/07/2013, 06/18/2012 and 11/01/2010	2023 and 2020
Marshall's	Houston	264	0.5%	5/12/1983	2018
Merrill Corporation	Dallas	261	0.5%	12/10/2001	2014
Mini Skool Early Learning Centers, Inc.	Phoenix	254	0.5%	7/1/2009	2019
		$5,479	11.1%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of September 30, 2013 for each applicable tenant multiplied by 12.

(2)
As of September 30, 2013, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on July 12, 2000, and is scheduled to expire in 2020, was $425,000, which represents 0.9% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents 0.7% of our total annualized base rental revenue.

(3)
As of September 30, 2013, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on November 5, 1996, and is scheduled to expire in 2049, was $279,000, which represents 0.6% of out total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents 0.3% of our total annualized base rental revenue.

(4)
As of September 30, 2013, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on May 7, 2001, and is scheduled to expire in 2021, was $270,000, which represents 0.6% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on September 14, 1999, and is scheduled to expire in 2035, was $55,000, which represents 0.1% of our total annualized base rental revenue.

(5)
As of September 30, 2013, we had three leases with the same tenant occupying space at properties located in Houston, San Antonio and Phoenix. The Houston lease commenced on February 7, 2013 and is scheduled to expire in 2023. The annualized rental revenue for this location was $158,000, which represents 0.3% of our total annualized base rental revenue. The San Antonio lease commenced on June 18, 2012 and is scheduled to expire in 2023. Due to a co-tenancy clause in the lease, the annualized rental revenue for this location was $0. The Phoenix lease commenced on November 1, 2010 and is scheduled to expire in 2020. The annualized rental revenue was $110,000, which represents 0.2% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
RENEWALS
Number of Leases	34	24	116	114
Total Square Feet (1)	125,277	59,099	287,325	240,943
Average Square Feet	3,685	2,462	2,477	2,114
Total Lease Value	$4,473,000	$1,910,000	$13,395,000	$10,624,000
NEW LEASES
Number of Leases	64	39	140	131
Total Square Feet (1)	135,094	84,823	311,552	251,711
Average Square Feet	2,111	2,175	2,225	1,921
Total Lease Value	$8,538,000	$5,763,000	$20,006,000	$13,346,000
TOTAL LEASES
Number of Leases	98	63	256	245
Total Square Feet (1)	260,371	143,922	598,877	492,654
Average Square Feet	2,657	2,284	2,339	2,011
Total Lease Value	$13,011,000	$7,673,000	$33,401,000	$23,970,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
3rd Quarter 2013	53	$5,753,820	156,660	2.9	$534,534	$3.41	$12.91	$13.72	$(127,771)	(5.9)%	$(60,495)	(2.9)%
2nd Quarter 2013	28	3,059,381	48,620	3.2	117,774	2.42	14.44	14.89	(21,921)	(3.0)%	44,137	6.3%
1st Quarter 2013	44	2,177,934	64,759	2.5	79,790	1.23	12.95	13.12	(11,028)	(1.3)%	40,186	4.9%
4th Quarter 2012	45	3,137,053	125,999	3.2	398,310	3.16	11.36	11.62	(32,232)	(2.2)%	39,065	3.3%
Total - 12 months	170	$14,128,188	396,038	3.0	$1,130,408	$2.85	$12.61	$13.10	$(192,952)	(3.7)%	$62,893	1.3%

Comparable New Leases:
3rd Quarter 2013	21	$1,313,538	34,583	3.0	$117,321	$3.39	$10.99	$12.30	$(45,062)	(10.7)%	$(28,611)	(7.0)%
2nd Quarter 2013	9	524,647	15,182	2.2	64,652	4.26	9.08	10.22	(17,280)	(11.2)%	9,852	6.9%
1st Quarter 2013	8	456,268	12,577	2.8	20,581	1.64	11.41	11.48	(948)	(0.6)%	19,284	14.6%
4th Quarter 2012	11	735,111	19,142	3.2	117,495	6.14	11.45	13.15	(32,549)	(12.9)%	(15,744)	(6.6)%
Total - 12 months	49	$3,029,564	81,484	2.9	$320,049	$3.93	$10.81	$11.98	$(95,839)	(9.8)%	$(15,219)	(1.6)%

Comparable Renewal Leases:
3rd Quarter 2013	32	$4,440,282	122,077	2.9	$417,213	$3.42	$13.45	$14.13	$(82,709)	(4.8)%	$(31,884)	(1.9)%
2nd Quarter 2013	19	2,534,734	33,438	3.7	53,122	1.59	16.88	17.02	(4,641)	(0.8)%	34,285	6.2%
1st Quarter 2013	36	1,721,666	52,182	2.4	59,209	1.13	13.32	13.51	(10,080)	(1.4)%	20,902	3.1%
4th Quarter 2012	34	2,401,942	106,857	3.2	280,815	2.63	11.34	11.34	317	—%	54,809	5.8%
Total - 12 months	121	$11,098,624	314,554	3.0	$810,359	$2.58	$13.08	$13.39	$(97,113)	(2.3)%	$78,112	2.0%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
3rd Quarter 2013	45	$7,256,999	109,219	3.9	$1,120,481	$10.26	$12.48
2nd Quarter 2013	59	10,250,630	220,446	4.2	1,131,700	5.13	10.42
1st Quarter 2013	27	4,902,083	87,641	4.9	637,970	7.28	11.21
4th Quarter 2012	33	8,116,860	116,384	4.9	1,351,377	11.61	13.70
Total - 12 months	164	$30,526,572	533,690	4.5	$4,241,528	$7.95	$11.69

Non-Comparable New Leases:
3rd Quarter 2013	43	$7,223,892	106,019	4.0	$1,120,170	$10.57	$12.53
2nd Quarter 2013	41	7,412,645	137,293	4.4	803,627	5.85	11.22
1st Quarter 2013	18	3,074,881	57,506	5.3	370,645	6.45	9.90
4th Quarter 2012	30	7,206,883	103,297	4.9	1,217,136	11.78	13.67
Total - 12 months	132	$24,918,301	404,115	4.6	$3,511,578	$8.69	$12.00

Non-Comparable Renewal Leases:
3rd Quarter 2013	2	$33,107	3,200	0.9	$311	$0.10	$10.50
2nd Quarter 2013	18	2,837,985	83,153	3.9	328,073	3.95	9.11
1st Quarter 2013	9	1,827,202	30,135	4.2	267,325	8.87	13.71
4th Quarter 2012	3	909,977	13,087	4.7	134,241	10.26	13.95
Total - 12 months	32	$5,608,271	129,575	4.0	$729,950	$5.63	$10.70

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
3rd Quarter 2013	98	$13,010,819	265,879	3.3	$1,655,015	$6.22	$12.73
2nd Quarter 2013	87	13,310,011	269,066	4.1	1,249,474	4.64	11.15
1st Quarter 2013	71	7,080,017	152,400	3.9	717,760	4.71	11.95
4th Quarter 2012	78	11,253,913	242,383	4.0	1,749,687	7.22	12.48
Total - 12 months	334	$44,654,760	929,728	3.8	$5,371,936	$5.78	$12.08

New
3rd Quarter 2013	64	$8,537,430	140,602	3.7	$1,237,491	$8.80	$12.16
2nd Quarter 2013	50	7,937,292	152,475	4.2	868,279	5.69	11.01
1st Quarter 2013	26	3,531,149	70,083	4.9	391,226	5.58	10.17
4th Quarter 2012	41	7,941,994	122,439	4.6	1,334,631	10.90	13.32
Total - 12 months	181	$27,947,865	485,599	4.3	$3,831,627	$7.89	$11.80

Renewal
3rd Quarter 2013	34	$4,473,389	125,277	2.9	$417,524	$3.33	$13.38
2nd Quarter 2013	37	5,372,719	116,591	3.9	381,195	3.27	11.34
1st Quarter 2013	45	3,548,868	82,317	3.0	326,534	3.97	13.46
4th Quarter 2012	37	3,311,919	119,944	3.3	415,056	3.46	11.63
Total - 12 months	153	$16,706,895	444,129	3.3	$1,540,309	$3.47	$12.38

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average of tenant improvements (TI) and incentives is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for TI and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of September 30, 2013
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2013	152	279,232	6.1%	$3,487	12.4%	$12.49
2014	302	757,377	16.5%	9,504	20.9%	12.55
2015	214	668,680	14.5%	7,842	13.9%	11.73
2016	173	505,124	11.0%	6,549	12.7%	12.97
2017	122	409,305	8.9%	5,945	12.2%	14.52
2018	99	458,228	10.0%	5,378	9.0%	11.74
2019	30	173,182	3.8%	2,501	4.8%	14.44
2020	16	130,932	2.8%	1,720	3.6%	13.14
2021	15	141,184	3.1%	1,721	3.6%	12.19
2022	19	151,571	3.3%	1,758	3.6%	11.60
Total	1,142	3,674,815	80.0%	$46,405	96.7%	$12.63

(1)	Lease expirations table reflects rents in place as of September 30, 2013, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of September 30, 2013 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries Property Details As of September 30, 2013

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	100%	$896	$12.33	$13.19
Anthem Marketplace	Phoenix	2000	113,293	100%	1,501	13.25	13.25
Bellnott Square	Houston	1982	73,930	39%	302	10.47	10.46
Bissonnet/Beltway	Houston	1978	29,205	100%	329	11.27	10.92
Centre South	Houston	1974	39,134	94%	288	7.83	7.76
The Citadel	Phoenix	1985	28,547	80%	367	16.07	15.64
Desert Canyon	Phoenix	2000	62,533	77%	533	11.07	11.79
Gilbert Tuscany Village	Phoenix	2009	49,415	49%	410	16.93	18.18
Holly Knight	Houston	1984	20,015	100%	324	16.19	18.17
Headquarters Village	Dallas	2009	89,134	94%	2,191	26.15	27.55
Kempwood Plaza	Houston	1974	101,008	94%	802	8.45	8.70
Lion Square	Houston	1980	117,592	78%	979	10.67	10.89
MarketPlace At Central	Phoenix	2000	111,130	47%	418	8.00	8.69
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	100%	1,631	13.74	13.74
Paradise Plaza	Phoenix	1993	125,898	93%	1,596	13.63	14.39
Pinnacle of Scottsdale	Phoenix	1991	113,108	94%	1,828	17.19	18.04
Providence	Houston	1980	90,327	83%	652	8.70	8.06
Shaver	Houston	1978	21,926	93%	259	12.70	12.13
Shops at Pecos Ranch	Phoenix	2009	78,767	97%	1,631	21.35	21.41
Shops at Starwood	Dallas	2006	55,385	97%	1,396	25.98	27.53
South Richey	Houston	1980	69,928	98%	626	9.13	11.57
Spoerlein Commons	Chicago	1987	41,455	91%	771	20.44	20.01
SugarPark Plaza	Houston	1974	95,032	100%	1,035	10.89	10.73
Sunridge	Houston	1979	49,359	89%	421	9.58	9.37
Terravita Marketplace	Phoenix	1997	102,733	95%	1,315	13.47	13.57
Torrey Square	Houston	1983	105,766	88%	734	7.89	7.60
Town Park	Houston	1978	43,526	100%	818	18.79	18.59
Webster Point	Houston	1984	26,060	79%	223	10.83	10.79
Westchase	Houston	1978	49,573	88%	543	12.45	12.30
Windsor Park	San Antonio	1992	196,458	85%	1,653	9.90	9.48
			2,291,617	87%	26,472	13.28	13.53
Office/Flex Communities:
Brookhill	Houston	1979	74,757	87%	$243	$3.74	$3.73
Corporate Park Northwest	Houston	1981	185,627	77%	1,498	10.48	10.98
Corporate Park West	Houston	1999	175,665	94%	1,503	9.10	9.18
Corporate Park Woodland	Houston	2000	99,937	100%	945	9.46	9.49
Dairy Ashford	Houston	1981	42,902	99%	237	5.58	5.75
Holly Hall	Houston	1980	90,000	100%	757	8.41	8.26
Interstate 10	Houston	1980	151,000	82%	683	5.52	5.48

Whitestone REIT and Subsidiaries Property Details As of September 30, 2013 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Area	Percent Occupied	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Main Park	Houston	1982	113,410	100%	762	6.72	6.63
Plaza Park	Houston	1982	105,530	65%	633	9.23	10.01
Westbelt Plaza	Houston	1978	65,619	81%	436	8.20	7.64
Westgate	Houston	1984	97,225	100%	589	6.06	6.02
			1,201,672	88%	8,286	7.84	7.88
Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	60%	$1,095	$14.50	$15.17
Featherwood	Houston	1983	49,760	91%	822	18.15	18.62
Pima Norte	Phoenix	2007	35,110	26%	163	17.86	17.60
Royal Crest	Houston	1984	24,900	70%	215	12.34	12.00
Uptown Tower	Dallas	1982	253,981	82%	3,598	17.28	17.28
Woodlake Plaza	Houston	1974	106,169	93%	1,324	13.41	14.73
Zeta Building	Houston	1982	37,740	89%	574	17.09	16.23
			633,534	77%	7,791	15.97	16.26

Total/Weighted Average- Operating Portfolio			4,126,823	86%	42,549	11.99	12.22

Dana Park	Phoenix	2007	310,979	80%	$4,002	$16.09	$17.40
Fountain Square	Phoenix	1986	118,209	71%	1,245	14.83	17.15
The Shops at Pinnacle Peak	Phoenix	2000	41,530	70%	550	18.92	19.15
Total/Weighted Average - Development Portfolio			470,718	77%	5,797	15.99	17.47

Anthem Marketplace	Phoenix		—	—%	$—	$—	$—
Dana Park Development	Phoenix		—	—%	—	—	—
Pinnacle Phase II	Phoenix		—	—%	—	—	—
Shops at Starwood Phase III	Dallas		—	—%	—	—	—
Total/Weighted Average - Property Held For Development (4)			—	—%	—	—	—

Grand Total/Weighted Average			4,597,541	85%	$48,346	$12.37	$12.71

(1)
Calculated as the tenant's actual September 30, 2013 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of September 30, 2013. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of September 30, 2013 equaled approximately $139,000 for the month ended September 30, 2013.

(2)	Calculated as annualized base rent divided by square feet leased as of September 30, 2013. Excludes vacant space as of September 30, 2013.

(3)
Represents (i) the contractual base rent for leases in place as of September 30, 2013, calculated on a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases as of September 30, 2013.

(4)	As of September 30, 2013, these properties are held for development with no gross leasable area.